Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333 111310) of Elron Electronic Industries Ltd. of our report dated March 13, 2008 with respect to the consolidated financial statements of Netvision Ltd. included in this Form 20-F for the year ended December 31, 2007.

Kost Forer Gabbay & Kasierer A member of Ernst & Young Global

Haifa, Israel
June 25, 2008